Exhibit 99.4

CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

I hereby consent to being named in this Registration Statement as a person who may become a director of TechnipFMC Limited.

/s/ Douglas J. Pferdehirt
Douglas J. Pferdehirt

Dated: August 10, 2016